EXHIBIT 99.1
CONTACT:     JUDY MCOSTRICH
             INSIGHTFUL CORPORATION
             206-283-8802 EXT. 356
             JMCOSTRICH@INSIGHTFUL.COM


INSIGHTFUL CORPORATION SCHEDULES EARNINGS ANNOUNCEMENT FOR FOURTH QUARTER 2003

SEATTLE - February 18, 2004 -

Insightful Corporation (NASDAQ: IFUL), a leading provider of software solutions for analysis of numeric and text data, has rescheduled its fourth quarter 2003 earnings release and conference call from Thursday, February 19, 2004 to Thursday, February 26, after market close. The Company expects to report fourth quarter revenues of $4.4 to $4.6 million and a net profit for the quarter.

Jeff Coombs, president and CEO, and Fred Schapelhouman, CFO, will be present on the earnings call, which will be followed by a live Q&A session. The call will begin at 2:00PM PT (5:00PM ET). An audio Web cast will be available two days after the call in the Investor Relations section of the Insightful Web site located at http://www.insightful.com/investors/

Conference Call Numbers:
Domestic: (888) 857-6929
International: (719) 457-2600
Confirmation Code: 232870

Instant Replay:  Available from 5:00 pm (PT) on February 26, 2004 until Midnight
(CT) on March 26, 2004.
Replay Telephone Number: (888) 203-1112
International: (719) 457-0820
Confirmation Code: 232870

NOTE TO INVESTORS: FORWARD-LOOKING STATEMENTS
---------------------------------------------

This press release contains forward-looking statements, including statements about our expected financial results for the fiscal quarter ended December 31, 2003. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. The words "predict", "believe," "expect," "intend," "anticipate," variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. These statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Factors that could affect our actual results include, but are not limited to the risk that our quarterly accounting review procedures or developments after the date of this release result in changes to our preliminary results announced in this release and the "Important Factors That May Affect Our Business, Our Results of Operations and Our Stock Price" described in our quarterly report on form 10-Q for the period ended September 30, 2003. Readers are cautioned not to place undue reliance upon these forward-looking statements that speak only as to the date of this release. Insightful undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.


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